EXHIBIT 24.1



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration No. 333-114955 of Riviera Tool Company on Form S-3 of our report dated November 26, 2003, appearing in the Annual Report on Form 10-K of Riviera Tool Company for the year ended August 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, Michigan
May 3, 2004